Exhibit 3.2

                                 RESTATED BYLAWS

                                    ARTICLE I

                                     OFFICES

Section 1. PRINCIPAL OFFICE.

      The principal office of Franklin Street Properties Corp. (the "Corporation") shall be located at such place as the Board of Directors may from time to time designate.

Section 2. ADDITIONAL OFFICES.

      The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

Section 1. PLACE.

      All meetings of stockholders shall be held in the City of Boston, Commonwealth of Massachusetts or at such other place within the United States as shall be stated in the notice of the meeting.

Section 2. ANNUAL MEETING.

      An annual meeting of the stockholders for the election of directors to succeed directors whose terms in office are expiring and the transaction of any business within the powers of the Corporation shall be held on a date (which date shall not be a legal holiday in the place where the meeting is to be held) and at the time set by the Board of Directors during the period between April 29 and May 29 (inclusive) in each year. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

Section 3. SPECIAL MEETING.

      The President, Chief Executive Officer or a majority of the Board of Directors may call special meetings of the stockholders. Special meetings of stockholders shall also be called by the Secretary upon the written request of the holders of shares entitled to cast more than fifty percent of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting (including all proxy materials that may be required in connection therewith) and, upon such stockholders' payment to the Corporation of such costs, the Secretary shall, within thirty days of such payment, or such longer period as may be necessitated by compliance with any applicable statutory or regulatory requirements, give notice to each stockholder entitled to notice of the meeting.

Section 4. NOTICE.

      Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose for which the meeting is called, either by mail or by presenting it to such stockholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

Section 5. SCOPE OF NOTICE.

      Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

Section 6. QUORUM.

      Except as otherwise provided by any statute or the Articles of Incorporation of the Corporation, as amended from time to time (the "Articles"), at any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the Articles for the vote necessary for the adoption of any measure.

Section 7. ADJOURNMENTS.

      Any meeting of stockholders may be adjourned to any other time and any other place at which a meeting of stockholders may be held under these Bylaws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment to a date not more than 120 days after the original record date without notice other than announcement at the meeting, unless after the adjournment a new record date is fixed for the adjourned meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8. VOTING.

      A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Articles of the Corporation. Unless otherwise provided in the Articles, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

Section 9. PROXIES.

      Each stockholder of record entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him by a proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 10. CONDUCT OF MEETINGS.

      The Chairman of the Board or, in the absence of the Chairman, the President or a Vice President, or, in the absence of the Chairman and the President and Vice Presidents, a presiding officer elected at the meeting, shall preside over the meetings of the stockholders (the "Presiding Officer"). The Secretary of the Corporation, or, in the absence of the Secretary and Assistant Secretaries, the person appointed by the Presiding Officer of the meeting shall act as secretary of such meeting.

Section 11. TABULATION OF VOTES.

      At any annual or special meeting of stockholders, the Presiding Officer shall be authorized to appoint one or more persons as inspectors for such meeting. An inspector may, but need not, be an officer, employee or agent of the Corporation. The inspectors shall be responsible for tabulating or causing to be tabulated shares voted at the meeting and reviewing or causing to be reviewed all proxies. In tabulating votes, the inspectors shall be entitled to rely in whole or in part on tabulations and analyses made by personnel of the Corporation, its counsel, its transfer agent, its registrar or such other organizations that are customarily employed to provide such services. The inspectors shall be authorized to determine the legality and sufficiency of all votes cast and proxies delivered under both the Articles and these Bylaws and applicable law. The Presiding Officer may review all determinations made by the inspectors hereunder, and in doing so the Presiding Officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors.

Section 12. NOMINATIONS AND STOCKHOLDER BUSINESS.

      (a) Annual Meetings of Stockholders.

            (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting; (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this
      Section 12(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(a).

            (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph
      (a)(1) of this Section 12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the mailing date of the notice of the preceding year's annual meeting. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
      (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

      (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 12(b), who is entitled to vote at the meeting and who complied with notice procedures set forth in this Section 12(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(2) of this Section 12(b) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

      (c) General.

            (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. The Presiding Officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or business is not in compliance with this Section 12, to declare that such defective nomination or proposal be disregarded.

            (2) For purposes of this Section 12, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

            (3) Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of state law and, if the Corporation has a class of securities registered under the Exchange Act, of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. If the Corporation has a class of securities registered under the Exchange Act, nothing in this Section 12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in, nor any rights of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 13. INFORMAL ACTION BY STOCKHOLDERS.

      Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each stockholder entitled to vote on the matter and each stockholder who would be entitled to notice of a meeting of stockholders called to vote on such action (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the stockholders. Such consents and waivers may be signed by different stockholders in counterparts.

Section 14. VOTING BY BALLOT.

      Voting on any question or in any election may be viva voce unless the Presiding Officer shall order or any stockholder shall demand that voting be by ballot.

Section 15. VOTING OF STOCK BY CERTAIN HOLDERS.

      Notwithstanding any provision of the Articles of the Corporation or these Bylaws to the contrary, Subtitle 7 of Title 3 of the Maryland General Corporation Law (as the same may be amended from time to time), and any successor statute, shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor Bylaw, apply to any prior or subsequent control share acquisition.

                                   ARTICLE III

                                    DIRECTORS

Section 1. GENERAL POWERS; QUALIFICATIONS.

      The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. Directors need not be stockholders of the Corporation.

Section 2. NUMBER, TENURE AND QUALIFICATIONS.

      At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the Maryland General Corporation Law, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. Pursuant to the Articles of the Corporation, the directors have been divided into classes with terms of three years, with the term of office of one class expiring at the annual meeting of stockholders in each year. Each director shall hold office for the term for which he is elected and until his successor is elected and qualified, or until his earlier resignation, removal (in accordance with the Articles and these Bylaws) or death. Any director may resign by delivering his written resignation to the Corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 3. ANNUAL AND REGULAR MEETINGS.

      An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolution; provided that any director who is absent when such resolution is adopted shall be given notice of the resolution.

Section 4. SPECIAL MEETINGS.

      Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board (or any co-Chairman of the Board if more than one), President or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.

Section 5. NOTICE.

      Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least 24 hours in advance of the meeting,
(ii) by sending a telegram, facsimile or electronic mail, or delivering written notice by hand, to the address or electronic mail address, as applicable, provided by the director as his address for the time when the notice is given, or if no such address has been provided, to his last known business or home address or electronic mail address, as applicable, at least 48 hours in advance of the meeting, or (iii) by mailing written notice to the address provided by the director for the time when the notice is given, or if no such address has been provided, to his last known business or home address, at least 72 hours in advance of the meeting. Notices given pursuant to clause (i) above need not be in writing. Unless specifically required by statute, a notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting or the business to be transacted at such meeting.

Section 6. QUORUM.

      A majority of the total number of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Articles of the Corporation or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case (i) shall less than one-third (1/3) of the number so fixed constitute a quorum and (ii) if there are two or three directors, shall fewer than two directors constitute a quorum.

Section 7. VOTING.

      The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater or lesser proportion is required for such action by the Articles, these Bylaws or applicable statute.

Section 8. TELEPHONE MEETINGS.

      Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 9. ACTION BY DIRECTORS WITHOUT A MEETING.

      Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each director and such written consent is filed with the minutes of proceedings of the Board of Directors. Consents may be signed by different directors on separate counterparts.

Section 10. VACANCIES.

      If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder (even if fewer than the minimum number required by the Maryland General Corporation Law). Any vacancy on the Board of Directors for any cause, other than an increase in the number of directors, may be filled by a majority of the remaining directors, although such majority is less than a quorum. Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire Board of Directors. In addition, by the vote required to elect a director, the stockholders may fill any vacancy on the Board of Directors resulting from the removal of a director. Any individual elected as director to fill a vacancy shall hold office for the unexpired term of the director he or she is replacing.

Section 11. COMPENSATION.

      Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

Section 12. REMOVAL OF DIRECTORS.

      Directors may be removed from office only in the manner provided in the Articles of the Corporation.

                                   SECTION IV

                                   COMMITTEES

Section 1. NUMBER, TENURE AND QUALIFICATIONS.

      The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee and other committees, composed of two or more directors, to serve at the pleasure of the Board of Directors.

Section 2. POWERS.

      The Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Directors, except as prohibited by law.

Section 3. MEETINGS.

      In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member.

Section 4. TELEPHONE MEETINGS.

      Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5. ACTION BY COMMITTEES WITHOUT A MEETING.

      Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting if a consent in writing to such action is signed by each member of the committee and such written consent is filled with the minutes of proceedings of such committee.

                                    ARTICLE V

                                    OFFICERS

Section 1. GENERAL PROVISIONS.

      The officers of the Corporation shall include a Chairman of the Board (or one or more Chairmen of the Board), a Chief Executive Officer, a President, a Secretary and a Treasurer and may include one or more Vice Presidents, (including Executive Vice Presidents and Senior Vice Presidents), a Chief Operating Officer, a Chief Financial Officer, one or more Assistant Secretaries and one or more Assistant Treasurers. In addition, the Board of Directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders, except that the Chief Executive Officer or, if there is no Chief Executive Officer, the President may appoint one or more Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), Assistant Secretaries and Assistant Treasurers. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualified or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices may be held by the same person except that the office of President and Vice President may not be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except that of President, Treasurer and Secretary. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent. No officer need be a stockholder.

Section 2. REMOVAL AND RESIGNATION.

      Any officer or agent of the Corporation may be removed by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board (or any co-Chairman of the Board if more than one), the Chief Executive

Officer, the President or the Secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

Section 3. VACANCIES.

      A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 4. CHAIRMAN OF THE BOARD.

      The Board of Directors shall designate a Chairman of the Board (or one or more co-Chairmen of the Board). The Chairman of the Board shall preside over the meetings of the Board of Directors and of the stockholders at which he shall be present. If there be more than one, the co-Chairmen designated by the Board of Directors will perform such duties. The Chairman of the Board shall perform such other duties as may be assigned to him or them by the Board of Directors.

Section 5. CHIEF EXECUTIVE OFFICER.

      The Board of Directors shall designate a Chief Executive Officer. In the absence of such designation, the Chairman of the Board (or, if more than one, the co-Chairmen of the Board in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation.

Section 6. CHIEF OPERATING OFFICER.

      The Board of Directors may designate a Chief Operating Officer. The Chief Operating Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

Section 7. CHIEF FINANCIAL OFFICER.

      The Board of Directors may designate a Chief Financial Officer. The Chief Financial officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

Section 8. PRESIDENT.

      The President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 9. VICE PRESIDENT.

      In the absence of the President or in the event of a vacancy in such office, any Executive Vice President or Senior Vice President, or in the absence of any Executive Vice President or Senior Vice President, any Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. The Board of Directors may designate one or more Vice Presidents as Executive Vice President, Senior Vice President or as Vice President for particular areas of responsibility.

Section 10. SECRETARY.

      The Secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;
(c) be custodian of the records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) have general charge of the share transfer books of the Corporation; and (f) in general perform such other duties as are incident to the office of Secretary and as from time to time may be assigned to him or her by the Chief Executive Officer, the President or the Board of Directors.

Section 11. TREASURER.

      The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him or her by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation. In the absence of a designation of Chief Financial Officer by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Corporation.

Section 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.

      The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the Chief Executive Officer, the President or the Board of Directors.

Section 13. SUBORDINATE OFFICERS.

      The Corporation shall have such subordinate officers as the Board of Directors may from time to time elect. Each such officer shall hold office for such period and perform such duties as the Board of Directors, the Chief Executive Officer, the President or any designated committee or officer may prescribe.

                                   ARTICLE VI

                     CONTRACTS, CHECKS AND BOOKS AND RECORDS

Section 1. CONTRACTS.

      The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instruments in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the directors or by an authorized person shall be valid and binding upon the Board of Directors and upon the Corporation when authorized or ratified by action of the Board of Directors. A person who holds more than one office of the Corporation may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

Section 2. CHECKS AND DRAFTS.

      All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by the Board of Directors.

Section 3. BOOKS AND RECORDS.

      The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of each committee exercising any of the power or authority of the Board of Directors. The books and records of the Corporation may be in written form or in any other form that can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form, but may be maintained in the form of a reproduction.

                                   ARTICLE VII

                                      STOCK

Section 1. CERTIFICATES.

      Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him in the Corporation. Each certificate shall be signed by the Chairman of the Board, the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the seal, if any, of the Corporation. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. If the Corporation has authority to issue shares of more than one class, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of shares and, if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such statement or summary, the Corporation may set forth upon the face or back of the certificate a statement that the Corporation will furnish to any stockholder, upon request and without charge, a full statement of such information. If any class of shares is restricted by the Corporation as to transferability, the certificate shall contain a full statement of the restriction or state that the Corporation will furnish information about the restrictions to the stockholder on request and without charge. Without limiting the generality of the foregoing, each Certificate representing shares of the Corporation shall bear substantially the legend set forth in Article VI, Section 2(d)(iii) of the Articles of the Corporation.

Section 2. TRANSFERS.

      Upon surrender to the Corporation or its transfer agent of a certificate representing shares of the Corporation properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Except as may otherwise be required by law, by the Articles of the Corporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

      Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the Articles of the Corporation and all of he terms and conditions contained therein.

Section 3. LOST CERTIFICATE.

      The Board of Directors (or any officer designated by it) may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, prescribe such conditions as it deems appropriate, including the presentation of reasonable evidence of such loss, theft or destruction and/or the posting of bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 4. FIXING OF RECORD DATE.

      The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders is to be held or taken.

      If no record date is fixed, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted, but the payment or allotment may not be made more than 60 days following the date on which the resolution is adopted.

      When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting and shall fix a new record date if the date to which the meeting is adjourned is more than 120 days after the original record date.

Section 5. STOCK LEDGER.

      The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class of stock held by such stockholder.

Section 6. FRACTIONAL STOCK; ISSUANCE OF UNITS.

      The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Articles or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

                                  ARTICLE VIII

                                 ACCOUNTING YEAR

      The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

                                   ARTICLE IX

                                    DIVIDENDS

Section 1. DECLARATION.

      Dividends upon the stock of the Corporation may be authorized and declared by the Board of Directors, subject to the provisions of law and the Articles of the Corporation. Dividends may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Articles.

Section 2. CONTINGENCIES.

      Before payment of any dividends or other distributions, there may be set aside out of any funds of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                    ARTICLE X

                               INVESTMENT POLICIES

      The Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

                                   ARTICLE XI

                               GENERAL PROVISIONS

Section 1. SEAL.

      The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall have inscribed thereon the name of the Corporation and the year of its organization. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. AFFIXING SEAL.

      Whenever the Corporation is required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

Section 3. VOTING OF SECURITIES.

      Except as the directors may otherwise designate, the Chief Executive Officer, President or any Vice President may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this Corporation.

Section 4. EVIDENCE OF AUTHORITY.

      A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

                                   ARTICLE XII

                                 INDEMNIFICATION

      (a) Indemnification of Agents. The Corporation shall indemnify, in the manner and to the fullest extent permitted by law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust or other enterprise. To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding.

      (b) The Corporation may, with the approval of its Board of Directors, provide such indemnification and advancement of expenses as set forth in the preceding paragraph (a) of this Article XII to a person who served a predecessor of the Corporation in any of the capacities described in the preceding paragraph
(a) of Article XII and to agents and employees of the Corporation and any predecessor to the Corporation.

      (c) Any repeal or modification of this Article XII shall be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses hereunder existing at the time of such repeal or modification.

                                  ARTICLE XIII

                                WAIVER OF NOTICE

      Whenever any notice is required to be given pursuant to the Articles of the Corporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated herein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need to be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE XIV

                               AMENDMENT OF BYLAWS

      The Board of Directors shall have the power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.